CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XIII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Annual Report on Form 10-K for the period ending December 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 24, 2004

                                           /s/ James M. Seneff, Jr.
                                           ------------------------------
                                           Name:  James M. Seneff, Jr.
                                           Title:  Chief Executive Officer


                                           A  signed  original  of this  written
                                           statement required by Section 906 has
                                           been  provided  to  CNL  Income  Fund
                                           XIII,  Ltd.  and will be  retained by
                                           CNL  Income  Fund  XIII,   Ltd.   and
                                           furnished  to  the   Securities   and
                                           Exchange Commission or its staff upon
                                           request.